U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             FORM 10/A

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934


                  BIRCH FOREST ACQUISITION CORPORATION
                  ----------------------------------
      (Exact name of registrant as specified in its charter)


 Delaware                               82-3690062
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     9454 Wilshire Boulevard, Suite 612
                      Beverly Hills, California 90212
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     310-888-1870
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X


Birch Forest Acquisition Corporation is a "shell company" as defined under Rule 405 of the Securities Act of 1933 and as such is subject to certain restrictions on the transferability of its stock. See
"Risk Factors" herein for a description of such restrictions.








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This amendment is filed to revise the Report of Independent
Registered Public Accounting Firm with the correct and final version which appears in the financial statements section of this registration statement.

ITEM 1.  BUSINESS.

     Birch Forest Acquisition Corporation ("Birch Forest" or the "Company") is a blank check company and qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an "emerging growth company" is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year. See "The Company: The Jumpstart Our Business Startups Act" contained herein.

      Birch Forest Acquisition Corporation was incorporated on December 1, 2017 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Birch Forest has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Birch Forest has been formed to provide a method for a foreign or domestic private company to become a reporting company as part of the process toward the public trading of its stock.

     The president of Birch Forest is also the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public companies and assists companies with introductions to the financial community. Such services may include, when and if appropriate, the use of an existing reporting company such as Birch Forest.

     Tiber Creek will typically enter into an agreement with a private company to assist it in becoming a public reporting company and for its introduction to brokers and market makers. A private company may become a public reporting company by effecting a business combination with an existing public reporting company such as Birch Forest or by a filing registration pursuant to the Securities Act of 1933 (typically a Form S-1) or the Securities Exchange Act of 1934 (Form 10).

    Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process going public. In these discussions Tiber Creek will explain the various options of becoming a reporting company including the use an existing public reporting company such as Birch Forest.

      For its services, Tiber Creek will receive cash compensation. Tiber Creek does not provide a public shareholder base to the private company as part of a business combination.

     The president of Birch Forest is the president of Tiber Creek and as such may be considered affiliated. However, there is no agreement nor contractual relationship between Birch Forest and Tiber Creek to perform or provide services to the other. However, as a non-operating blank check company, Birch Forest is available for use by a client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company.

     The benefits of a business combination with Birch Forest include:

     1. Reincorporation of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

    2. The recapitalization of the stock structure of the private company suitable for a public company.

    3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

    4. Increased visibility of the private company among the financial community.

    5. Reassurance to shareholders of the private company that the process of registering its shares for trading has commenced and informing them that shareholders can begin to view filings of the company, even prior to registration of their own shares, on the web site of the SEC.

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     6. The time required to effect a business combination may be less than that required to prepare, draft and file a registration statement. However, upon completion of such business combination, the company must file a Form 8-K which includes disclosure similar to that required in a registration statement.

     There is no assurance that any of these benefits will be achieved or that such benefits will actually benefit any particular private company.

     A business combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances a private company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     If a change of control of Birch Forest is effected, if at all, new management may issue shares of its stock prior to filing a registration statement for the registration of its shares pursuant to the Securities Act of 1933 and such shares will be governed by the rules and regulations of the Securities and Exchange Commission regarding the sale of unregistered securities.

     Birch Forest has not generated revenues and has no income or cash flows from operations since inception. The continuation of Birch Forest as a going concern is dependent upon financial support from its stockholders.

     James Cassidy is the president and a director of Birch Forest. James McKillop is the vice president and a director of Birch Forest.

     Birch Forest has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Birch Forest are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Birch Forest could have a material adverse impact on its operations.

     Management has agreed to fund the expenses of Birch Forest until a change in control without reimbursement after which time all of its expenses will become the responsibility of new management. Because of the nature of the Birch Forest and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Public Company

     There are certain perceived benefits to being a public company whose securities are trading. Although the Company is a public reporting company, its securities are not trading. The Company anticipates that if a change in control is effected, it will make an appropraite applications to register its securities for public trading.

The perceived benefits to being a public trading company are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a public company.

These are commonly thought to include the following:

 +    requirement for audited financial statements which the company may
	find to be a significant cost;
 +    required publication of corporate information and biographical of
	management which the company may perceive as private or competitive
	information;
 +    required filings of periodic and episodic reports with the
          Securities and Exchange Commission which can be time consuming.

Potential Private Companies

     Business entities, if any, which may be interested in a combination with Birch Forest may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;

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 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a private company will normally involve the transfer to such private company a majority of the issued and outstanding common stock of Birch Forest and the substitution by the private company of its own management and board of directors.

     The proposed business activities described herein classify Birch Forest as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding the sales of securities of blank check companies. Birch Forest will not make any efforts to cause a market to develop in its securities until such time as Birch Forest has successfully implemented a business combination and it is no longer classified as a blank check company.

     Birch Forest is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Birch Forest will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Birch Forest. Since a principal benefit of a business combination with Birch Forest would normally be considered its status as a reporting company, it is anticipated that Birch Forest will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with a private company or the shareholders of the private company.

Emerging Growth Company	       A company with an initial public offering
	                       of common equity securities which occurred
                               after December 8, 2011 and has less than
                               $1 billion of total annual gross revenues
                               during last completed fiscal year.
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Birch Forest or               The corporation whose common stock is the
the Registrant                 subject of this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

Reporting Company              A company with a class of securities registered
                               under Section 12 of the Securities Exchange
                               Act of 1934

Jumpstart Our Business Startups Act

     The disclosure contained below, discusses generally the terms of the "Jumpstart Our Business Startups Act". Currently the Company is without operations or revenues and as such does not anticipate that it will effect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is effected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

     In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

     Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

     Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

     Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

     Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

     Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

     In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

     (iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

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     The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS
Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

     Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years;
     (ii) selected financial data required for only the fiscal years that were audited;
     (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

     However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

     The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

     The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

     Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

     Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

     Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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     Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

     Election to Opt Out of Transition Period.   Section 102(b)(1) of the
JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934
Act) are required to comply with the new or revised financial accounting standard.

     The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

ITEM 1A.  RISK FACTORS

   The business of Birch Forest is subject to numerous risk factors. The following risks are all material risks regarding the business of Birch Forest:

     The Company has no operations to date and is not expected to begin any operations until a change in control, if then.

         Birch Forest has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

        Birch Forest has not generated revenues and has no income or cash flows from operations since inception. Birch Forest has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    	Management will pay all expenses incurred by Birch Forest until a business combination is effected, without repayment. There is no assurance that Birch Forest will ever be profitable.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

	The report of the Company's independent auditors contained in the Company's financial statements includes a paragraph that explains that the Company has recurring losses and has an accumulated deficit. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations or by effecting a business combination. Even in such cases, there is no assurance that the Company can create operations that result in a positive revenues. Without such, the Company would not be able to continue.

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The Company is a shell company and as such shareholders cannot rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

     	The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets.
     	As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, to wit: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed "Form 10" information.

     	Thus, a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a "Form 10" filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.)

The Company has only two directors, officers and beneficial shareholders and as such may not benefit from diverse and multiple opinions.

     	The only officers and directors of Birch Forest are James Cassidy and James McKillop. Because management consists of only these two persons, Birch Forest does not benefit from multiple judgments that a greater number of directors or officers would provide. Birch Forest will rely completely on the judgment of its officers and directors when selecting a company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Birch Forest. Neither Mr. Cassidy nor Mr.
     	McKillop has entered into written employment agreements with Birch Forest and they are not expected to do so. Birch Forest has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Birch Forest and its likelihood of commencing operations.

Some of the former blank check companies do not continue as public companies.

     	James Cassidy and James McKillop through Tiber Creek work with many companies, some start-up and others on-going, that wish to become public companies. Being a public company involves many requirements including, but not limited to, regular public reporting and disclosure requirements, accounting expenses including an annual audit, and officer and director limitations on sales of securities. Not all companies nor management thereof are able to meet the obligations of being a public company and a number of the companies with which management of Birch Forest have worked, have, for whatever reason, chosen not to proceed as a public company and have either become delinquent on the required 1934 Exchange Act filings resulting in the automatic revocation of the registration or have filed a Form 15 voluntarily terminating the registration.

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Indemnification of officers and directors may put Birch Forest's assets at risk.

     	The certificate of incorporation of Birch Forest provides that Birch Forest may indemnify its officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Assets of Birch Forest could be used or attached to satisfy any liabilities subject to such indemnification.

The voting control by the current shareholders who are also the only officers and directors gives such shareholders the ability to change the business plan of the Company.

     	Current shareholders of the Company are also its only officers and directors and hold 100% of the outstanding stock of the Company. As such these shareholders are in control of the Company and its direction and business plan. Although these shareholders/officers/directors are the initial creators of the Company and created the Company for the purposes stated in this registration statement, as controlling shareholders, these shareholders have the ability to change the purpose and direction of the Company without further amendment to this registration statement.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

     	Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The proposed operations of Birch Forest are speculative.

     	The success of the proposed business plan of Birch Forest will depend to a great extent on the operations, financial condition and management of the private company which combines with Birch Forest. While business combinations with entities having established operating histories are preferred, there can be no assurance that Birch Forest will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Birch Forest had more funds available to it, would be desirable. In the event Birch Forest completes a business combination the success of its operations will be dependent upon management of the private company and numerous other factors beyond the control of Birch Forest. There is no assurance that Birch Forest can identify a company and consummate a business combination.

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The Company will seek only one business combination and as such there is no diversification of investment.

   	The purpose of Birch Forest is to enter into a business combination with a business entity which desires the perceived advantages of effecting a business combination with an existing company which has a class of securities registered under the Exchange Act. Birch
   	Forest may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Birch Forest will be able to participate in only one potential business combination because Birch Forest has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Birch Forest because it will not permit Birch Forest to offset potential losses from one venture against gains from another.

The Company is primarily dependent on Tiber Creek Corporation to seek and secure a business combination.

    	The President of Tiber Creek Corporation is a director, President and a shareholder of the Company. Tiber Creek Corporation assists companies in becoming public companies and assists companies with introductions to the financial community. Although there is no agreement nor contractual relationship between the Company and Tiber Creek to perform or provide services, the Company is available for use by a client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company. The Company is dependent primarily on Tiber Creek in order locate an entity with to effect a business combination. Without such business combination, it is unlikely that the Company will develop any business plan or operations or revenues and will a shell company. In addition, such reliance may result in the Company missing other business combination opportunities otherwise available outside Tiber Creek.

No public market for the Company's shares may ever develop and as a result the liquidity of any outstanding shares will be limited.

     	It is likely that after a change in control and a possible subsequent business combination with a private company, the resultant new management of Birch Forest will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the OTC Market Groups Inc. (formerly the Pink OTC Markets). There is no assurance, even if such shares are accepted for listing or quotation, that any public market will develop or that the Company will locate a broker interested or qualified in handling the Company's securities. In such event, the ability for any shareholder to sell the Company's shares owned by such shareholder will be limited.

Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

     	In the event that a public market develops for the securities of Birch Forest following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Birch Forest, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     	Birch Forest is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition candidates for Birch Forest. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Birch Forest and, consequently, Birch Forest will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Birch Forest will also compete with numerous other small public companies in seeking merger or acquisition candidates.

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There is no agreement for a business combination and no minimum requirements for business combination.

     	Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. In these discussions Tiber Creek will explain the various options of becoming a reporting company including the use of an existing public reporting company such as Birch Forest.
     	As of the date of this registration statement, Birch Forest has no arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Birch Forest enters into a business combination it will file the required reports with the Securities and Exchange Commission.
     	There can be no assurance that Birch Forest will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. Birch
     	Forest has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which Birch Forest would not consider a business combination with such business entity. Accordingly, Birch Forest may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Birch Forest will be able to negotiate a business combination on terms favorable to Birch Forest.

Reporting requirements may delay or preclude acquisition.

     	Pursuant to the requirements of Section 13 of the Exchange Act, Birch Forest is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Birch Forest. Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     	Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Birch Forest at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Birch Forest will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company might prove to be an unfavorable one for Birch Forest.

Possible Regulation under Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

     	In the event Birch Forest engages in business combinations which result in Birch Forest holding passive investment interests in a number of entities, Birch Forest could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Birch Forest would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Birch Forest has obtained no formal determination from the Securities and Exchange Commission as to the status of Birch Forest under the Investment Company Act of 1940. Any violation of such Act could subject Birch Forest to material adverse consequences.

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Birch Forest will probably effect a change in control and management and the biographies and objectives of such management and its impact on the Company are unknown.

    	A business combination involving the issuance of the common stock of Birch Forest will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Birch Forest.
    	As a condition of the business combination agreement, the shareholders of Birch Forest may agree to sell, transfer or retire all or a portion of their stock of Birch Forest to provide the target company with all or majority control. The resulting change in control of Birch Forest will likely result in removal of the present officers and directors of Birch Forest and a corresponding reduction in or elimination of their participation in the future affairs of Birch Forest.

Birch Forest will probably effect a business combination which may have a possible impact on the value of the shares of its common stock.

     	A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Birch Forest may increase or decrease, perhaps significantly, after any such business combination. At the present time the Company is a blank check company without revenues or operations and there is no share value other than the initial capital contribution of its initial shareholders. Therefore reliance on the current information regarding the current book value is probably not a good indication of future value of the stock as such value may increase or decrease after a business combination.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Birch Forest may undertake.

     	Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Birch Forest intends to structure any business combination so as to minimize the federal and state tax consequences to both Birch Forest and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.

It is possible Birch Forest will enter a business combination with a foreign entity and will therefore be subject to risks and taxes that are currently unknown and the impact of which is presently unpredictable.

      	If Birch Forest enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments

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      	positions, and in other respects.  Any business combination with
	a foreign company may result in control of Birch Forest by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Birch Forest.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Birch Forest has had no operating history nor any revenues or earnings from operations. Birch Forest has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Birch Forest has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and successfully effecting a business combination. Management will pay all expenses incurred by Birch Forest until a change in control is effected without repayment.

There is no assurance that Birch Forest will ever be profitable.

     Birch Forest has no operations nor does it currently engage in any business activities generating revenues. Birch Forest's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company.

     Birch Forest anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fees and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although management has not set a limit on the amount of expenses it will pay on behalf of Birch Forest. Management has agreed to fund the expenses of Birch
Forest until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Birch Forest and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Business Combination with a Private Company

     Tiber Creek assists private companies in becoming public reporting companies, in preparing and filing a registration statement and in introducing to brokers and market makers. Such services may include, when and if appropriate, effecting a business combination with an existing reporting company, such as Birch Forest.

     Tiber Creek is often in various stages of discussion with potential private companies which may wish to utilize an existing public company to effect a business combination. At the time that a decision is made to combine a private company with Birch Forest, Birch Forest will make an appropriate filing reporting that event.

     Birch Forest will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. Birch Forest will effect a business combination with a private company as part of the process of the private company becoming a public reporting company.


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Management of Birch Forest

     Birch Forest has no full time employees. James Cassidy and James McKillop are the officers and directors of Birch Forest and its shareholders. Mr. Cassidy, as president of Birch Forest, and Mr. McKillop as vice president, will allocate a limited portion of time to the activities of Birch Forest without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Birch Forest.

     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Birch Forest is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan

     The purpose of Birch Forest is to effect a business combination with a business entity which chooses to become a public company by a combination with a reporting company and desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.

     Birch Forest will not be restricted to any specific business, industry, or geographical location and Birch Forest may participate
in a business venture of virtually any kind or nature.   Birch
Forest does not conduct a search for a target company itself. Its availability for use is restricted to only clients of Tiber Creek which wish to use a reporting company incident to the process of registering securities and becoming a reporting company. The president of Tiber Creek is the president of Birch Forest.

    Management anticipates that it will be able to participate in only one potential business venture because Birch Forest has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Birch Forest because it will not permit Birch Forest to offset potential losses from one venture against gains from another.

     The private company with which Birch Forest may effect a business combination may have recently commenced operations, or may wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of Birch Forest will likely retain an equity interest in Birch Forest, which would be a non-controlling equity interest. The current officers and directors of Birch Forest will not be officers nor directors after any change in control.

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     Business  opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Birch Forest has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets.

     Sixty days after the initial filing of this registration statement, Birch Forest will automatically become subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of Birch Forest to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of Birch Forest before the it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Birch Forest will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.

Public Market for Birch Forest Shares

     It is likely that after a change in control and a possible subsequent business combination with a private company thereafter, the resultant new management of Birch Forest will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the electronic OTC Markets Group Inc. (formerly Pink OTC Markets Inc.) Present management does not intend to make such an application or seek such qualification for public trading of the shares but Tiber Creek will assist such action of new management as part of its services.

     A potential private company should be aware that the market price and trading volume of the securities of Birch Forest, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in the Company within the United States financial community. Birch Forest does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Birch Forest's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in the Company's securities, which may result in a significant pressure on their market price.

Terms of a Business Combination

     In implementing a structure for a particular business combination, Birch Forest may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. As part of a change in control, it is likely that the officers and directors of Birch Forest will, as part of the terms of the change in control, resign and be replaced by one or more new officers and directors. The new officers and directors will effect the business combination and although such officers or directors may be affiliated with or familiar with a potential target company, no payment of compensation to an officer or director would be a condition to effecting such business combination.

     It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Birch Forest will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Birch Forest has entered into an agreement for a business combination or has consummated a business combination and Birch Forest is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Birch Forest may depress the market value of the securities of Birch Forest in the future if such a market develops, of which there is no assurance.

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     While the terms of a business transaction to which Birch Forest may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     The current officers and directors of Birch Forest will provide their services without charge or any future repayment by Birch Forest until such time as a change in control is effected and they no longer serve as officers or directors. After effecting a change in control and any possible subsequent business combination, it is likely that the current shareholders will retain a non-controlling share ownership in Birch Forest.

Competition

     Birch Forest will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Birch Forest. In view of Birch Forest's combined extremely limited financial resources and limited management availability, Birch Forest will continue to be at a significant competitive disadvantage compared to Birch Forest's competitors.

ITEM 3.  PROPERTIES.

     Birch Forest has no properties and at this time has no agreements to acquire any properties. Birch Forest currently uses the offices of management in Beverly Hills, California, at no cost to Birch Forest. Management will continue this arrangement until Birch Forest completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Birch Forest to be the beneficial owner of five percent or more of the common stock of Birch Forest, all directors individually and all directors and officers of Birch Forest as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James Cassidy           (1)       10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James McKillop (2)                10,000,000               50%
9454 Wilshire Boulevard
Suite 612
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (2 Persons)

     (1) James Cassidy is the president, secretary and a director of Birch Forest.

     (2) James McKillop is the vice president and a director of Birch Forest.

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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Birch Forest has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               82          President, Secretary, Director
James McKillop              58          Vice President, Director

     Set forth below are the name of the directors and officers of Birch Forest, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director, president and secretary of Birch Forest. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation which assists companies in becoming public companies and with introductions to the financial community.
Mr. Cassidy is a member of the bars of the District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Birch Forest believes
Mr. Cassidy to have the business experience necessary to serve as a director of Birch Forest as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

    James McKillop serves as a director and vice president of Birch Forest. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop has been doing consulting work for private and public companies since 2000 to the present. Mr. McKillop heads MB Americus, LLC a financial consulting firm which he founded. Mr. McKillop has written articles for various publications on financial matters. He has been a past member of the World Affairs Council. Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, the Company believes Mr. McKillop to have experience and knowledge that will serve the Company in seeking and evaluating a suitable private company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Birch Forest and James McKillop, vice president and a director of Birch Forest, are involved with other existing blank check companies and with blank check companies that have had a change in control or change in management and directors and-or have effected a business combination. The initial business purpose of each of these companies was to engage in a business combination with an unidentified private company or companies and each was a blank check company until completion of a business combination.

     James Cassidy and James McKillop through Tiber Creek work with many companies, some start-up and others on-going, that wish to become public companies. Although they counsel management of these companies on the requirements, disclosure, expense and limitations that being a public company encompasses not all companies nor management thereof are able to meet the obligations of being a public company. A number of the companies listed below have, for whatever reason, chosen not to proceed and have either become delinquent on the required 1934 Exchange Act filing requirements resulting in the automatic revocation of their registrations or have filed a Form 15 voluntarily terminating their registrations.

    Management is aware that certain current and prior blank check companies of which Messrs. Cassidy and McKillop were the former officers and directors have received subpoenas for documents in regard to an inquiry by the Securities and Exchange Commission requesting documentation regarding the transactions and filings for the past five years and former share ownership of certain blank check companies. These companies include Fuda Group (USA) Corp.,
ECI Canada, Inc., Heyu Development & Management Corp., Broadstreet Power, Inc., T.A.G. Acquisitions, Ltd., Sea Valley Acquisition Corporation and Sky Wolf Wind Turbine Corporation. Other companies may have received subpoenas of which management is not aware.

     Management of the Company has also received subpoenas from the Securities and Exchange Commission in regard to certain of the transactions and filings for the past five years of certain of its blank check companies. Management has no independent knowledge or information as to the intent or purpose of such subpoenas but believes the SEC is investigating whether the change in control transaction is considered a sale of a security and if so whether a broker needs to be used to effect the transaction.

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     The below listed companies each independently negotiated
with Tiber Creek for Tiber Creek to assist it in going public. The companies listed below are those that chose as part of going public to use an existing reporting company as a vehicle to go public rather than to go public by directly filing a registration statement pursuant to the Securities Act of 1933. These companies paid Tiber Creek for its assistance in choosing the method by which to go public, the process of going public and for its on-going services for introductions into the brokerage community.

     For its complete package of services, including taking a company public whether by merger with a public reporting company or direct registration statement, preparation of a registration statement on Form S-1 for registration of its securities, assistance in corporate structuring, introductions to the brokerage community and review of documents or materials intended to be used by the private company once a public reporting company, Tiber Creek receives compensation in the range of $100,000.

   Tiber Creek engages the law firm which provides the services to assist the company in its desired transactions including preparation of the legal documentation required for the client company to take control of a reporting company and to commence filing its periodic reports.

     A change in control of a company will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company that has operations, revenues, a business plan or other corporate structure, then at that time, the company's status as a shell company may change. At such time, such company will file a Form 8-K noticing the business combination information and notice of the change in its status.

     The information summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10.
In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company, including financial information.

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         Silverwood Acquisition Corporation:  Form 10 filed on November 8,
2011, file number 000-54545. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On January
4, 2013, Silverwood Acquisition Corporation filed a Form 8-K noticing the change of control effected December 20, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The company changed its name to IIM Global Corporation and subsequently to ID
Global Solutions Corp. In review of the public records available on the SEC web site, the company is an trading and operating company.

      Backgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54824. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 26, 2013, Backgate Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $30,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to JMJP Partners, Inc. The company filed a Form 15-12G to terminate the registration of its securities in March 2014.

	Beachgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54825. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Beachgate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $30,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Essential Telecommunications, Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013. Form 10 registration revoked in 2016.

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	Fordgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54826. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Fordgate Acquisition Corporation filed a Form 8-K noticing the change of control on June 28, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $30,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, registration of its securities was revoked in February, 2016.

	Harrogate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54827. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Harrogate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock and Tiber Creek received $89,500 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Live Brands, Inc. The company filed a Form D for a private offering of its securities. In review of the public records available on the SEC web site, the company has not made public filings since 2014.

       Sandgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54830.   Mr. Cassidy and Mr. McKillop were both
directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sandgate Acquisition Corporation filed a Form 8-K noticing the change of control on July 19, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Sunstock, Inc. The company filed a Form D for a private offering of its securities. Sunstock filed a registration statement on Form S-1 which was declared effective in July, 2015. The company is an operating company and trades on the Pink Sheets OTC Markets (SSOK).

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	Sidegate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54829. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sidegate Acquisition Corporation filed a Form 8-K noticing the change of control on September 30, 2013 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 50,000 shares of stock and Tiber Creek received $70,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to
UPOD, Inc.  In review of the public records available on the SEC web site, the company has not made public filings since 2015,
and registration of its securities  was revoked in July 2017.   .

	Tablegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54831. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Tablegate Acquisition Corporation filed a Form 8-K noticing the change of control on September 13, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $35,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to 1701 Productions, Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013.

	Treegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54832. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Treegate Acquisition Corporation filed a Form 8-K noticing the change of control on October 1, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 13,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Solis Pharma U.S., Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013. Form 10 registration revoked in 2016.

      Wallgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54833. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Wallgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 7, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $55,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Percipience Global Corporation. The company determined not to continue and the company filed a Form 15-12G to terminate the registration of its securities in October 2015.

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	Woodgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54834. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Woodgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 16, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 8,750,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Woodgate Energy Corporation. In review of the public records available on the SEC web site, the company company is an operating company. Form 15-12G filed to deregister securities in April 2016.

	Canyonwalk Acquisition Corporation: Form 10 filed on June 21,
2013, file number 000-54978. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 4, 2013 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each beneficially retained 50,000 shares of common stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Corvus Technologies Corp. Form 15-12G filed to deregister securities in April 2016.

	Creekwalk Acquisition Corporation: Form 10 filed on June 21, 2013, file number 000-54979. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Creekwalk Acquisition Corporation filed a Form 8-K noticing the change of control on September 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 5,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Delverton Resorts International Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014, and the registration of its securities on Form 10 was revoked in May 2017.

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	Glenwalk Acquisition Corporation: Form 10 filed on June 21,
2013, file number 000-54980. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Glenwalk Acquisition Corporation filed a Form 8-K noticing the change of control on October 10, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $90,000 for the aggregate of its services. the company filed a Form D in regard to a private placement of its securities. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was subsequently changed to Wholelife Companies, Inc. The company filed a Form 15-12G to terminate the registration of its securities in June, 2015.

	Mountainwalk Acquisition Corporation:  Form 10 filed on
June 21, 2013, file number 000-54981.  On December 23, 2013,
Mountainwalk changed its name to Engage Eco Solutions, Inc. and filed an 8-K noticing such change. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 23, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs Cassidy and McKillop each beneficially retirned 250,000 shares of common stock and Tiber Creek received $85,000 for the aggregate of its services Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Oceanwalk Acquisition Corporation:  Form 10 filed on June 21,
2013, file number 000-54982. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Oceanwalk Acquisition Corporation filed a Form 8-K noticing the change of control on November 12, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $60,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Data Technologies Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2014. The company anticipates future transactions.

	Apple Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55052. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Apple Run Acquisition Corporation filed a Form 8-K noticing a change of control on December 19, 2013 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Questrust Ventures Inc.
In review of the public records available on the SEC web site, the company has not filed public reports since 2013 and the registration of its securities on Form 10 was revoked in February 2017.

	Berry Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55069. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Berry Run
Acquisition Corporation filed a Form 8-K noticing the change of control on December 20, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares of stock and Tiber Creek received $60,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Data Security Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2014 and the registration of its securities on Form 10 was revoked in December 2016.

	Cherry Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55070. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Cherry Run Acquisition Corporation filed a Form 8-K noticing the change of control on December 20, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares of stock and Tiber Creek received $60,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Resources Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Cloud Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55068. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Cloud Run Acquisition Corporation filed a Form 8-K noticing the change of control on January 14, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of new shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Tiber Creek received $100,000 for the aggregate of its services. The name of the corporation was changed to Heyu Leisure Holidays Corporation. The company filed a Form D for the private sale of its securities. The company filed a registration statement on Form
S-1 under current review. The company filed a registration statement on Form S-1 which was declared effective on December 21, 2016.

	Fig Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55071. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 10, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of new shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKill each retained 250,000 shares of stock and Tiber Creek received $62,500 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Hill Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55064. On January 22, 2014, Hill Run Acquisition Corporation changed its name to Alife Inc. and filed an 8-K noticing such change. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 24, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 20,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 of stock and Tiber Creek received $50,000. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
The company changed its name to Alife, Inc. The company has not filed public reports since 2015 and filed a Form 15-12G to deregister its securities on June 6, 2017.

	Jam Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55053. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 6, 2014 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 9,700,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 150,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Blow & Drive Interlock Corporation. The company filed a Form
D in regard to its private offering of securities. The Company filed a registration statement on Form S-1 declared effective December 2014.
The company is an operating company and trades on the OTC Markets (BDIC).

	Orange Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55059. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 30, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to RS Soda Holdings Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Peach Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55060. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 28, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 20,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $10,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Southern Labs Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Pear Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55061. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 26, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 3,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $31,500 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Gold Mountain, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Plum Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55062. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 13, 2014 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 50,000 shares of stock. The company filed a registration statement on Form S-1 in September 2015. Tiber Creek received $84,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Natural Resources Corporation. In review of the public records available on the SEC web site, registration of its securities was revoked in March, 2016.

	Quince Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55063. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 8, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $20,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Lightstone Technologies Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Path Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55065. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 23, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 999,999,shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $40,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to SGREP Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Pebble Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55067. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 24, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of common stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed Smarter App World International Corporation. The company has not filed public reports since 2014 and filed a Form 15-12G to register its securities on December 14, 2015.

	River Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55066. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 5, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $65,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Chess Supersite Corporation. The Company filed a registration statement on Form S-1 declared effective July 2015. The company is an operating company and trades on the Pink Sheets OTC Markets (CHZP).

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	Rock Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55054. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 30, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at par of $.0001, the issuance of 4,982,332 shares of common stock at par, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $26,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. On July 16, 2014, the corporation changed its name to FWC Capital Inc. and in March, 2015, changed its name to American-Swiss Capital, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2015.

	Sky Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55055. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at par of $.0001, the issuance of 13,372,000 shares of common stock at par, the election of new directors and appointment of new
officers.   Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The corporation changed its name to Hoverink International Holdings Inc. In review of the public records available on the SEC web site, the company is an operating company. Tiber Creek determined not to go forward with client and entered into a settlement with client. Form RW filed to withdraw its registration statement on Form S-1 in May 2016.
The company filed a Form 10-12G/A in February 2017 but has not filed public reports since 2015.

	Storm Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55056. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 17, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Aquarius Cannibus, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014. The client determined not to proceed and the client has filed a complaint against Cassidy & Associates with the D.C. Bar Cassidy & Associates believes the complaint is without merit and has hired local counsel.

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	Thunder Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55057. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 5, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 3,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to ECO Waste Conversion Solutions Corporation and subsequently to ECO Integrated Technologies, Inc. The company filed a Form D in regard to the private offering of its securities. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Trail Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55058. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 25, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Spring Valley Acquisition Corporation: Form 10 filed on June 18, 2014 file number 000-55223. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. Spring Valley changed its name to GFE Sustainable Energy, Inc.and then to Green Field Energy, Inc. in anticipation of a change in control but the documents to effect such change in control have not yet been finalized. The company has not filed public reports since 2015.

	Pretty Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55224. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on October 20, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $80,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Amchi Gendynamy Science Corporation. In review of the public records available on the SEC web site, the company filed a Form RW in November 2016 to withdraw its registration statement on Form S-1 and filed a Form 15-12G in November 2016 to deregister its securities.

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	Distant Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55225. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 18, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to HEYU Development and Management Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2015 and filed a Form 15-12G to deregister its securities in May 2017.

	Surprise Valley Acquisition Corporation: Form 10 filed on June 18, 2014 file number 000-55226. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 31, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek was to receive $80,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The company chose not to continue and Tiber Creek received $20,000 for the aggregate of its services to that date. The name of the corporation was changed to T.A.G. Acquisitions Ltd. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Summer Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55227. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 23, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at par of $.0001, the issuance of 3,000,000 shares of common stock at par, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $40,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2016. In December 2016 the company changed its name to Broadstreet Power, Inc.

	Fall Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55228. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 15, 2014 with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Greys Corporation. The company filed a Form D in regard to a private offering of its securities and it registration statement on Form S-1 in October, 2015. The company has not filed public reports since 2016 and filed a Form 15-12G in May 2017 to deregister its securities.


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	Sea Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55229. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on November 24, 2014 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained
200,000 shares of stock and Tiber Creek received $90,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Winter Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55230. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 15, 2015 with the redemption of an aggregate of 19,800,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 100,000 shares of stock and Tiber Creek received $50,000 for the aggregate of its services. The name of the corporation was changed to Crane Global Energy Company. In review of the public records available on the SEC web site, the company has not filed public reports since 2015. In review of the public records available on the SEC web site, the company has not filed public reports since 2015.

	Coyote Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55303. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 21, 2015 with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 125,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. The name of the corporation was changed to SkyWolf Wind Turbine Corporation. The company filed a Form 15-12G in October 2016 to deregister its securities.

	Deer Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55310. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 27, 2015 with the redemption of an aggregate of 17,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company chose not to continue and Tiber Creek received $50,000 for the aggregate of its services to that date. The name of the corporation was changed to Aquilarts, Inc.
In review of the public records available on the SEC web site, the company has not filed public reports since 2015.

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	Fox Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55305. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 24, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $40,000 to date for the aggregate. The name of the corporation was changed to ECI Canada, Inc. The company filed a Form 15-12G in
September 2016 to deregister its securities.

	Owl Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55306. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 18, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $70,000 to date for the aggregate . The name of the corporation was changed to Montbriar, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Oak Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55309. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 11, 2015 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Tiber Creek received $100,000 for the aggregate of its services. The name of the corporation was changed to USA Capital Management, Inc. In review of the public records available on the SEC web site, the company is an operating company.

	Elm Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55304. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 2, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company chose not to continue Tiber Creek has received $40,000 for the aggregate of its services to date. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
In review of the public records available on the SEC web site, the company has not filed public reports since 2015.

	Spruce Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55307. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 24, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. The company filed a Form8-K in October 2015 noticing a major acquisition transaction and in December 2015 filed a registration statement on Form S-1 which was declared effective December 2, 2016. The name of the corporation was changed to Fuda Group (USA) Corporation.


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	Redwood Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55308. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on August 26, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. The name of the corporation was changed to CannaMED Enterprises, Inc. In review of the public records available on the SEC web site, the company is an operating company.

	Black Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55385. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 1, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. The name of the corporation was changed to NextGlass Technologies Corporation. The company filed a registration statement on Form S-1 in December 2015. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Brown Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55386. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 16, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $65,000 to date for the aggregate of its services. The name of the corporation was changed to EverythingAmped, Inc. In review of the public records available on the SEC web site, the company is an operating company.

	Red Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55387. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 23, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 for the aggregate of its services. The name of the corporation was changed to OGL Holdings Inc. The Company filed a registration statement which was declared effective. The company is an operating company and an active client. The Company has obtained a trading symbol (OGLH). In review of the public records available on the SEC web site, the company has not filed public reports since 2016.


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	Yellow Grotto Acquisition Corporation: Form 10 filed on March 3,
2015 file number 000-55388. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on August 10, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 for the aggregate of its services. The name of the corporation was changed to South West Coast Acquisition Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2015.

	Purple Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55389. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on November 2, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 for the aggregate of its services. The name of the corporation was changed to Randolph Acquisitions, Inc. The company filed a registration statement on Form S-1 which was declared effective on July 10, 2017.

	Noche Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55390. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 27, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $27,500 to date for the aggregate of its services. The name of the corporation was changed to Axis Research & Technologies Inc.
The Company filed a Form 15-12G in April 2017 to deregister its securities.

	White Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55391. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 15, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received
$100,000 for the aggregate of its services. The name of the corporation was changed to PowerComm Holdings Inc. The company filed a registration statement on Form S-1 in June 2017.


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	Southern Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55480. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares.
The corporation filed a Form 8-K noticing the change of control on November 19, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $45,000 to date for the aggregate of its services. The name of the corporation was changed to A2M Regenerative Technologies, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since
2016.

	Western Ridge Acquisition Corporation: Form 10 filed on July 28, 2015 file number 000-55478. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 25, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber creek received $75,000. The name of the corporation was changed to Sella Care, Inc. and the company is an operating company.

	Northern Ridge Acquisition Corporation: Form 10 filed on July 28, 2015 file number 000-55479. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is the owner of 10,000,000 shares. Northern Ridge changed its name to MQ Medical Technologies in anticipation of a change in control but the documents to effect such change in control have not yet been finalized.

	Eastern Ridge Acquisition Corporation: Form 10 filed on
July 28, 2015 file number 000-55481. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 6, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $30,000 to date for the aggregate of its services. The name of the corporation was changed to Khang Gia Holding, Inc.
In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Riding Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55486. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 22, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $90,000. The name of the corporation was changed to Soft iCastle, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

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	Kayak Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55487. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 16, 2016 with the redemption of an aggregate of 19,400,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 300,000 shares of stock and Tiber Creek received $20,000. The name of the corporation was changed to Soul Delicious 3 Corp. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Camping Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55482. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 20, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $25,000 to date for the aggregate of its services. The name of the corporation was changed to Atlantis Gaming Corporation. The company filed a Form 15-12G in May 2017 to deregister its securities

	Hunting Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55485. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 16, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 to date for the aggregate of its services. The name of the corporation was changed to Universal Holdings and Consulting, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Hiking Ridge Acquisition Corporation: Form 10 filed on July 28, 2015 file number 000-55484. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. Hiking
Ridge changed its name to United Energies Development Corporation in anticipation of a change in control but the documents to effect such change in control have not yet been finalized.

	Fishing Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55483. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 8, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $50,000 to date for the aggregate of its services. The name of the corporation was changed to Digital Donations Technologies, Inc. The company filed a registration statement on Form S-1 which was declared effective in July 2017.

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

	Burney Hill Acquisition Corporation: Form 10 filed on January 7, 2016 file number 000-55559. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 13, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $34,000. The name of the corporation was changed to Global Marine Minerals, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Cabot Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55560. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 22, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $30,000. The name of the corporation was changed to Midas Read Estate Ventures Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

	Event Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55562. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 26, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $55,000. The name of the corporation was changed to Lepora Holdings, Inc.

	Franklin Hill Acquisition Corporation: Form 10 filed on January 7, 2016 file number 000-55561. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 20, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $100,000. The company filed a registration statement on Form S-1 which was declared effective in July 2017.

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
	Grant Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55564. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 19, 2016 with the redemption of an aggregate of 19,400,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 300,000 shares of stock and Tiber Creek received $85,000. The name of the corporation was changed to KT High-Tech Marketing Inc. A registration statement on Form S-1 was filed and declared effective in October 2016.

	Jackson Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55563. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 29, 2016 with the redemption of an aggregate of 15,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 2,500,000 shares of stock and Tiber Creek received $90,000. The name of the corporation was changed to Unity Global Holdings Inc.

	Lincoln Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55565. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 20, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000. The name of the corporation was changed to BookCoins Inc. and later changed to BCI Group, Inc. and subsequently changed to ASN Satellites Inc.

	Perry Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55566. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Scott Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55567. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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

	Sherman Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55568. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 5, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $80,000. The name of the corporation was changed to Geo Reserve Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2016.

      Coral Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55628. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 27, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $75,000. The name of the corporation was changed to Premier Hopkins International Corporation. The company filed a Form 15-12G on November 29, 2016 to deregister its securities.

       Collins Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55630. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 27, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000. The name of the corporation was changed to Doers Education Asean Limited. The company filed a registration statement on Form S-1 which was declared effective on March 6, 2017. The company filed a Form D in April 2017.

      Agate Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 4, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000. The name of the corporation was changed to China Biotech Company Corporation.

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      Jade Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55632. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on August 31, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $80,000. The name of the corporation was changed to Extreme Energy Solutions Inc.

       Opal Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55633.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Topaz Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55634. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 22, 2016 with the redemption of an aggregate of 19,400,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 300,000 shares of stock and Tiber Creek has received $50,000. The name of the corporation was changed to Diverse Development
Group Inc. The company filed a registration statement on Form S-1 which was declared effective in June 2017.

     Diamond Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55637.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. The company filed a change of its name to Development Capital Australia Corporation in anticipation of a change in control. When, and if, the change of control is effected, the company will file a Form 8-K.

      Garnet Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55636.   Mr. Cassidy and Mr. McKillop
were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 29, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $80,000. The name of the corporation was changed to LeGall Holdings, Inc.
The company filed a registration statement on Form S-1 in February
2017.

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      Ruby Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55635. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 19, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $100,000.
The name of the corporation was changed to A La Carte Charts Corporation. The company filed a registration statement on Form S-1 which was declared effective in July 2017.

      Crow Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55675.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. The Company is in discussion for a possible change in control of this company and has changed its name to JiMari International, Inc. in anticipation of such a change in control but no final documents have been executed. When, and if, such a change of control is effected, the Company will file a Form 8-K.

      Dove Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55673. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 13, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $100,000. The name of the corporation was changed to Anvia Holdings Corporation.

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      Finch Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55678. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 14, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $75,000. The name of the corporation was changed to Fah Mai Holdings, Inc.

      Hawk Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55676. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 3, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $80,000.

      Heron Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55671.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Lark Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55670.   Mr. Cassidy and Mr. McKillop
were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 14, 2017 with the redemption of all 20,000,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Tiber Creek has received $95,000. The name of the corporation was changed to American Standard Wallet, Inc. and subsequently changed to Monetiva Inc.

      Robin Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55674. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 8, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000. The name of the corporation was changed to Ventura Sports and Entertainment Inc.

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

      Sparrow Street Acquisition Corporation: Form 10 filed on August 9, 2016 file number 000-55679. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 21, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $80,000. The name of the corporation was changed to Celebiddy, Inc.

      Starling Street Acquisition Corporation: Form 10 filed on August 9, 2016 file number 000-55672. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 22, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $50,000. The company changed its name to Alife Corporation.

      Wren Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55677.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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

	Bush Sound Acquisition Corporation:  Form 10 filed on
January 18, 2017, file number 000-55734. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 17, 2017 with the redemption of an aggregate of all 20,000,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Tiber Creek has received $75,000. The name of the corporation was changed to Golden Rush Inc.

	Echo Sound Acquisition Corporation: Form 10 filed on January 18, 2017 file number 000-55735. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 1, 2017 with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 125,000 shares of stock and Tiber Creek has received $55,000. The name of the corporation was changed to European CPG Acquisition Corp. and subsequently changed to Veroni Brands Corp.

	Forest Sound Acquisition Corporation:  Form 10 filed on
January 18, 2017 file number 000-55736.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Park Sound Acquisition Corporation: Form 10 filed on
January 18, 2017 file number 000-55737.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Rain Sound Acquisition Corporation: Form 10 filed on
January 18, 2017 file number 000-55738. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on November 22, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $40,000. The name of the corporation was changed to Allyme Holdings Inc.

	Rough Sound Acquisition Corporation: Form 10 filed on
January 18, 2017 file number 000-55739.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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

	Still Sound Acquisition Corporation: Form 10 filed on
January 18, 2017 file number 000-55740.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Thicket Sound Acquisition Corporation: Form 10 filed on
January 18, 2017 file number 000-55741.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Calla Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55808. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Iris Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55809. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Lily Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55810. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Orchid Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55812. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Peony Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55811. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Rose Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55813. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Calla Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55814. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Tulip Grove Acquisition Corporation: Form 10 filed on
May 17, 2017 file number 000-55807. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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

Conflicts of Interest

    The officers and directors of the Company have organized and expect to organize other companies with an identical structure, purpose, officers, directors and shareholders. The listed blank check companies are identical except for the name. As and when created, no one blank check company offers management any more favorable terms. As such management believes there are no conflicts of interest with these companies.

	After Tiber Creek engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of that process, the client of Tiber Creek will choose one of the blank check companies at random. In addition, any negotiation with such private company as to the amount of equity interest to be retained by the then current shareholders, if any, and all other compensation or consulting arrangements occurs before the actual selection of the exact blank check company to be used. Thus no conflict of interest arises for management between any of the blank check companies nor is there any favorable positive or negative competitive position for management with any of the blank check companies.

    In addition to the above listed companies, Messrs. Cassidy and McKillop are also the directors of, and shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

	Aspen Forest Acquisition Corporation
	Dense Forest Acquisition Corporation
	Hickory Forest Acquisition Corporation
	Hidden Forest Acquisition Corporation
	Maple Forest Acquisition Corporation
	Snowy Forest Acquisition Corporation
	Walnut Forest Acquisition Corporation
	Willow Forest Acquisition Corporation

     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Birch Forest has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to the Company. Mr. Cassidy intends to devote as much time to the activities of Birch Forest as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Birch Forest.

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

     At the time of a business combination, some or all of the shares of common stock owned by the current shareholders may be retired or redeemed by the Company. The amount of common stock which may be sold or continued to be owned by the current shareholders cannot be determined at this time. The terms of a business combination may provide for a nominal payment by cash to the current shareholders for the retirement of all or part of the common stock owned by them.

Investment Company Act of 1940

     Although Birch Forest will be subject to regulation under the Securities Act and the Exchange Act, management believes Birch Forest will not be subject to regulation under the Investment Company Act of 1940 insofar as Birch Forest will not be engaged in the business of investing or trading in securities.

     In the event Birch Forest engages in business combinations which result in Birch Forest holding passive investment interests in a number of entities, Birch Forest could be subject to regulation under the Investment Company Act of 1940. In such event, Birch Forest would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Birch Forest has obtained no formal determination from the Securities and Exchange Commission as to the status of Birch Forest under the Investment Company Act of 1940. Any violation of such Act would subject Birch Forest to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Birch Forest do not receive any compensation for services to Birch Forest, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Birch Forest are also the shareholders and anticipate receiving possible benefits as shareholders if the value of the shares of Birch Forest increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Birch Forest and would benefit from any such increase in share value.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Birch Forest for the benefit of employees.

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

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   As of December 31, 2017 Birch Forest has issued a total of 20,000,000 shares of founder common stock pursuant to Section 4(2) of the Securities Act for services performed for the Company with a valuation of an aggregate of $2,000.

    James Cassidy is president, director and sole shareholder of Tiber Creek and Mr. Cassidy is a shareholder of Birch Forest.

    As the organizers and developers of Birch Forest, James Cassidy and James McKillop may be considered promoters of the Registrant.

   Birch Forest is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Birch Forest.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Birch Forest's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Birch Forest nor is any common stock currently being publicly offered by Birch Forest. At the time of this registration, no shares issued by Birch Forest are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Birch Forest could offer their shares for sale pursuant to such rule. However, all the shareholders of Birch Forest are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Birch Forest were issued to the shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Birch Forest has not paid any dividends to date, and has no plans to do so in the immediate future. Birch Forest presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Birch Forest's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Birch Forest's Board of Directors.

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

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        As of December 31, 2017, the Company has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 to its founders.

     On December 1, 2017, the Company issued the following shares of its common stock for services rendered to the Company:

Name                       Number of Shares      Consideration

James Cassidy (1)              10,000,000      For services rendered
						 valued at $1,000
James McKillop (2)             10,000,000      For services rendered
						 valued at $1,000

(1) James Cassidy is the president, secretary, and a director of the Company.

(2)  James McKillop is the vice president and a director of the Company.


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The authorized capital stock of Birch Forest consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Birch Forest; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Birch Forest, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Birch Forest. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

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

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Birch Forest without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Birch Forest has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Birch Forest, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Birch Forest has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a private company will normally wish to cause Birch Forest's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Birch Forest, including warrants, shares underlying warrants, and debt securities.

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

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

    In 2011, the NASDAQ Stock Market adopted additional listing requirements for a company that became a 1934 Act reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer, or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required periodic financial reports for the prior year, which would include at least one annual report filing and (iv) maintenance of a $4 share price for at least 30 of the most recent 60 trading days prior to the initial listing application.

     If, after a business combination and qualification of its securities for trading, Birch Forest does not meet the qualifications for listing on the Nasdaq Capital Market, Birch Forest may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Birch Forest may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Birch Forest will be traded following a business combination and qualification of its securities for trading.

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

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Birch Forest will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Birch Forest's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Additional Information

      This registration statement and all other filings of Birch Forest when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Birch Forest will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Birch Forest's certificate of incorporation contains such a provision.

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

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Birch Forest is a smaller reporting company in accordance with Regulation
S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Birch Forest has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Birch Forest for the period ended December 31, 2017. The following financial statements are attached to this report and filed as a part thereof.

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

                      FINANCIAL STATEMENTS FOR
                 Period from December 1, 2017 (Inception)
                         to December 31, 2017

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm          1

Financial Statements                                            2-5

Notes to Financial Statements  				        6-9

______________________________________________________________________
KCCW Accountancy Corp.                        CERTIFIED PUBLIC ACCOUNTANTS


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Birch Forest Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Birch Forest Acquisition Corporation (the Company) as of December 31, 2017, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from December 1, 2017 (Inception) to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from December 1, 2017 (Inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.


/s/ KCCW Accountancy Corp.

We have served as the Company's auditor since 2017.

Alhambra, California
January 15, 2018

______________________________________________________________________

                     BIRCH FOREST ACQUISITION CORPORATION
                              BALANCE SHEET


                      ASSETS

                                                   December 31, 2017
                                                  ------------------

  Current assets

    Cash                                         $             -
                                                  ---------------
        Total assets                             $             -
                                                  ===============

          LIABILITIES AND SHAREHOLDERS' DEFICIT

  Current liabilities

     Accrued liabilities                         $         1,000
                                                  ---------------
         Total liabilities                                 1,000
                                                  ---------------
  Stockholders' deficit
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding as of December 31, 2017                           -

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding as of December 31, 2017                2,000

    Additional paid-in capital                               312

    Accumulatd deficit                                    (3,312)
                                                  ---------------

         Total stockholders' deficit                      (1,000)
                                                  ---------------
         Total liabilities and stockholders'
                 deficit                          $            -
                                                  ================

The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                      BIRCH FOREST ACQUISITION CORPORATION
                            STATEMENT OF OPERATIONS


                                                  For the period from
                                                   December 1, 2017
                                                    (Inception) to
                                                   December 31, 2017
                                                  -----------------

    Revenue                                      $            -

    Cost of revenue                                           -
                                                  -----------------
    Gross profit                                              -
                                                  -----------------
    Operating expenses                                     3,312
                                                  -----------------
    Loss before income taxes                              (3,312)

    Income tax expense                                        -
                                                  -----------------
    Net loss                                     $        (3,312)
                                                 ==================

    Loss per share - basic and diluted           $         (0.00)
                                                 ==================

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                     BIRCH FOREST ACQUISITION CORPORATION
                      STATEMENT OF STOCKHOLDERS' DEFICIT

                         Common Stock     Additional   Accumu-   Total
                    -------------------  Paid-in      lated     Stockholders'
                    Shares      Amount   Capital      Deficit   Deficit
                    ----------  -------  ---------    -------   -----------

Balance,
  December 1, 2017
       (Inception)         -    $    -     $    -      $    -     $     -

Issuance of
   common stock
   for service     20,000,000     2,000         -           -         2,000

Additional paid-in
   capital                 -          -         312         -           312

Net loss                   -          -          -       (3,312)     (3,312)
                    ----------  -------     ---------   --------    --------
Balance,
  December 31, 2017 20,000,000   $ 2,000     $  312     $(3,312)    $(1,000)
                    ==========   ========    ========   ========    ========



   The accompanying notes are an integral part of these financial statements.


                                   4

______________________________________________________________________

                     BIRCH FOREST ACQUISITION CORPORATION
                            STATEMENT OF CASH FLOWS

                                                            For the period from
                                                             December 1, 2017
                                                               (Inception) to
                                                             December 31, 2017
                                                               --------------
 OPERATING ACTIVITIES

   Net loss                                                    $    (3,312)

   Non-cash adjustments to reconcile net loss to net cash:
     Expenses paid for by stockholder and contributed
     as capital                                                        312
     Common Stock issued for services                                2,000

      Changes in Operating Assets and Liabilities:

          Accrued liabilities                                        1,000
                                                                -------------
            Net cash used in operating activities                      -
                                                                -------------
   Net increase in cash                                                  -

   Cash, beginning of period                                             -
                                                                 -------------
   Cash, end of period                                           $       -
                                                                 =============
 SUPPLEMENTAL DISCLOSURES
   Cash paid during the period for:
         Income tax                                              $       -
                                                                 =============
         Interest                                                $       -
                                                                 =============
The accompanying notes are an integral part of these financial statements.

                                   5

______________________________________________________________________

                 BIRCH FOREST ACQUISITION CORPORATION
                    Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Birch Forest Acquisition Corporation ("Birch Forest" or "the Company") was incorporated on December 1, 2017 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Birch Forest. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under
Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development
Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2017.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2017.

______________________________________________________________________

                BIRCH FOREST ACQUISITION CORPORATION
                    Notes to Financial Statements


INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2017, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for the asset or liability.
The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $3,312 during the period ended December 31, 2017. The Company had a working capital deficit of $1,000 and an accumulated deficit of $3,312 as of December 31, 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

______________________________________________________________________

                 BIRCH FOREST ACQUISITION CORPORATION
                    Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows". The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing;
(3) Contingent Consideration Payments Made after a Business Combination;
(4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned;
(6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact of this new standard on its financial statements and related disclosures.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". This standard is intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management's responsibility to evaluate whether there is substantial doubt about the organization's ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. Management believes that the impact of this ASU to the Company's financial statements would be insignificant.

                                      8
______________________________________________________________________

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4     ACCRUED LIABILITIES

As of December 31, 2017 the Company had accrued professional fees of $1,000.

NOTE 5   STOCKHOLDERS' DEFICIT

On December 1, 2017, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, or a total of $2,000. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.
As of December 31, 2017, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6	SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 15, 2018, the date which the financial statements were available to be issued. All subsequent events requiring recognition have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, "Subsequent Events".

                                    9
______________________________________________________________________

                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1*               Certificate of Incorporation of Birch Forest
                            Acquisition Corporation

3.2*               By-Laws of Birch Forest Acquisition Corporation

3.3*               Specimen stock certificate of Birch Forest
                            Acquisition Corporation

* Previously filed

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  BIRCH FOREST ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



Date: January 26, 2018